UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2012

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chairman of the Board

On April 20, 2012, Scott J. Troeller has announced his intention to leave Veronis Suhler Stevenson ("VSS") and therefore resigned as Chairman of the Board of Directors (the "Board") of Cambium Learning Group, Inc. (the "Company") and as a member of the Compensation Committee of the Board. Mr. Troeller’s decision to submit his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Troeller’s resignation is effective as of April 20, 2012.

Appointment of Director

Also, in connection with Mr. Troeller’s resignation, on April 20, 2012, the Board appointed David Bainbridge as a Class II director to fill the vacancy created by Mr. Troeller’s resignation. Mr. Bainbridge will serve out the remainder of the Class II director term expiring in 2014. The Board has not appointed Mr. Bainbridge to any committee of the Board, and as of the filing of this Current Report on Form 8-K has made no decisions about which committees Mr. Bainbridge may serve as a member.

Mr. Bainbridge, age 40, joined Veronis Suhler Stevenson ("VSS") in October 2003 and currently serves as a managing director of VSS. His responsibilities include sourcing, developing, and monitoring investments in the professional and educational publishing and business information services industries. Mr. Bainbridge is currently a Director of Infobase (formerly Facts on File), Remedy Health Media, and DOAR/Inference. Before joining VSS, Mr. Bainbridge spent 10 years as an investment banking professional, specializing in various institutional publishing and information segments.

As an employee of VSS, Mr. Bainbridge is an "Affiliated Director" as defined in the Board’s compensation program. Since Board compensation payments for 2012 have previously been paid to the directors, Mr. Bainbridge will not receive any compensation for 2012.

Mr. Bainbridge has no family relationships with any director or executive officer of the Company. As noted above, Mr. Bainbridge is an employee of VSS. Funds managed by VSS own a majority of the outstanding common stock of the Company.

The Company and VSS are currently parties to a consulting fee agreement, entitling VSS to the following fees:

• a fee equal to 1% of the gross proceeds of any debt or equity financing by the Company; and
• a fee equal to 1% of the enterprise value of any securities acquired or disposed of by the Company.

In connection with a debt refinancing completed in February 2011, the Company paid $1.75 million to VSS under this consulting fee arrangement. In connection with the Company’s acquisition of the Class.com business in October 2011, the Company paid $45,000 to VSS under this consulting fee arrangement.

The consulting agreement will remain in effect until the earlier of the date on which VSS-Cambium Holdings III, LLC or funds managed by VSS cease to beneficially own at least 10% of the outstanding common stock of the Company or, unless the Company’s Audit Committee renews the consulting fee agreement, January 1, 2015.

Mr. Bainbridge is appointed to the Board as a "VSS Nominee" as defined in the Company’s Second Amended and Restated Certificate of Incorporation.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

April 20, 2012	By:	/s/ Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President